Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Games Global Limited on Form F-1 of our report dated January 24, 2024 on the financial statements of MahiGaming LLC and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP
Crowe LLP

Fort Lauderdale, Florida

May 8, 2024